Exhibit 10.2

RESTATED GUARANTY AGREEMENT

THIS RESTATED GUARANTY AGREEMENT (this “Agreement”) is entered into as of February 12, 2019 among OWENS & MINOR DISTRIBUTION, INC., a Virginia corporation (“Distribution”), OWENS & MINOR MEDICAL, INC., a Virginia corporation (“Medical”), Barista Acquisition I, LLC, a Virginia limited liability company (“Barista I”), Barista Acquisition II, LLC, a Virginia limited liability company (“Barista II”), O&M HALYARD, INC., a Virginia corporation (“O&M Halyard”), OWENS & MINOR, INC., a Virginia corporation (the “Parent”), the other parties identified as “Guarantors” on the signature pages hereto and such other parties that may become Guarantors hereunder after the date hereof (together with the Borrowers, the Parent and the New Guarantors (as hereinafter defined), individually a “Guarantor”, and collectively the “Guarantors”) and BANK OF AMERICA, N.A., as administrative agent for the Pro Rata Facilities, as successor in interest to Wells Fargo Bank, N.A. (in such capacity, the “Administrative Agent”), and as administrative agent for the Term B Facility (in such capacity, the “Term B Facility Agent”).

RECITALS

WHEREAS, pursuant to that certain Credit Agreement, dated as of July 27, 2017 (as amended, modified, extended, renewed or replaced prior to the date hereof, the “Credit Agreement”), among the Borrowers, the guarantors party thereto, the lenders party thereto (the “Banks”), the Administrative Agent and the Term B Facility Agent, the Banks required, as a condition precedent to their entering into the Credit Agreement and making extensions of credit to or for the account of the Borrowers thereunder, the guarantors party thereto to provide the guaranty set forth in Section 4 of the Credit Agreement (as amended, supplemented and otherwise modified prior to the date hereof, the “Existing Guaranty”);

WHEREAS, the Borrower Representative is required by Section 7.11 of the Credit Agreement to cause O&M BYRAM HOLDINGS, GP, a Delaware general partnership (“Byram Holdings”), BYRAM HOLDINGS I, INC., a New Jersey corporation (“Byram Holdings I”), BYRAM HEALTHCARE CENTERS, INC., a New Jersey corporation (“Byram Healthcare”), OWENS & MINOR INTERNATIONAL LOGISTICS, INC., a Virginia corporation (“International Logistics”; International Logistics, together with Byram Holdings, Byram Holdings I and Byram Healthcare, collectively the “New Guarantors”) to become Guarantors;

WHEREAS, the Credit Parties, the Required Banks, the Administrative Agent and the Term B Facility Agent desire to restate the Existing Guaranty pursuant to this Agreement and to cause the New Guarantors to become Guarantors hereunder.

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement. Additionally, the following term shall have the following meaning:

“Qualified ECP Guarantor” means, at any time, in respect of any Swap Obligation, each Credit Party with total assets exceeding $10,000,000 at the time of the relevant guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other Person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” at such time under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

2. The Guaranty.

(a) The Guaranty. Each of the Guarantors hereby jointly and severally guarantees to each Guaranteed Party, as hereinafter provided, as primary obligor and not as surety, the prompt payment of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. The Guarantors hereby further agree that if any of the Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.

Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents, in any Secured Swap Contracts, in any Secured Treasury Management Agreements or in any Secured Bilateral Letters of Credit, the obligations of each Guarantor (other than the Parent) under this Agreement and the other Credit Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under Section 548 of the Bankruptcy Code or any comparable provisions of any applicable state law.

Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents or in any Secured Swap Contracts, Obligations of a Credit Party shall exclude any Excluded Swap Obligations with respect to such Credit Party.

(b) Obligations Unconditional. The obligations of the Guarantors under Section 2(a) are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Credit Documents, any Secured Swap Contracts, any Secured Treasury Management Agreements or any Secured Bilateral Letters of Credit, or any other agreement or instrument referred to therein, or any substitution, release, impairment, non-perfection or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 2(b) that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrowers or any other Guarantor for amounts paid under this Section 2 until such time as the Banks (or any other Swap Banks, Treasury Management Banks or Bilateral Letter of Credit Banks) have been paid in full in respect of all Obligations, the Aggregate Commitments have been terminated and no Person or Governmental Authority shall have any right to request any return or reimbursement of funds from the Banks (or any other Swap Banks, Treasury Management Banks or Bilateral Letter of Credit Banks) in connection with monies received under the Credit Documents, the Secured Swap Contracts, the Secured Treasury Management Agreements or the Secured Bilateral Letters of Credit between any member of the Consolidated Group and any Bank (or any other Swap Bank, Treasury Management Bank or Bilateral Letter of Credit Bank). Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder which shall remain absolute and unconditional as described above:

(i) at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;

(ii) any of the acts mentioned in any of the provisions of any of the Credit Documents, any Secured Swap Contracts, any Secured Treasury Management Agreements or any Secured Bilateral Letters of Credit between any member of the Consolidated Group and any Bank (or any other Swap Bank, Treasury Management Bank or Bilateral Letter of Credit Bank), or any other agreement or instrument referred to in the Credit Documents, the Secured Swap Contracts, the Secured Treasury Management Agreements or the Secured Bilateral Letters of Credit shall be done or omitted;

(iii) the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Credit Documents, any Secured Swap Contracts, any Secured Treasury Management Agreements or any Secured Bilateral Letters of Credit between any member of the Consolidated Group and any Bank (or any other Swap Bank, Treasury Management Bank or Bilateral Letter of Credit Bank), any other agreement or instrument referred to in the Credit Documents or such Secured Swap Contracts, such Secured Treasury Management Agreements or such Secured Bilateral Letters of Credit shall be waived or any other guarantee of any of the Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

(iv) any of the Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor);

(v) any change in the corporate existence or structure of any Borrower;

(vi) any claims or set-off rights that the Guarantor may have against any Borrower or any Bank (or any other Swap Bank, Treasury Management Bank or Bilateral Letter of Credit Bank); and

(vii) any law or regulation of any jurisdiction or any event affecting any term of a guaranteed obligation.

With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that any Guaranteed Party exhaust any right, power or remedy or proceed against any Person under any of the Credit Documents or any other document relating to the Obligations, or against any other Person under any other guarantee of, or security for, any of the Obligations.

(c) Reinstatement. The obligations of the Guarantors under this Section 2 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Obligations is rescinded or must be otherwise restored by any Guaranteed Party, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify each Guaranteed Party on demand for all reasonable costs and expenses (including, without limitation, fees and expenses of counsel) incurred by such Person in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

(d) Certain Additional Waivers. Each Guarantor agrees that such Guarantor shall have no right of recourse to security for the Obligations, except through the exercise of rights of subrogation pursuant to Section 2(b) and through the exercise of rights of contribution pursuant to Section 2(f).

(e) Remedies. The Guarantors agree that, to the fullest extent permitted by law, as between the Guarantors, on the one hand, and the Guaranteed Parties, on the other hand, the Obligations may be declared to be forthwith due and payable as provided in Section 9.2 of the Credit Agreement (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 9.2 of the Credit Agreement) for purposes of Section 2(a) notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Obligations being deemed to have become automatically due and payable), the Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of Section 2(a).

(f) Rights of Contribution. The Guarantors hereby agree as among themselves that, if any Guarantor shall make an Excess Payment (as defined below), such Guarantor shall have a right of contribution from each other Guarantor in an amount equal to such other Guarantor’s Contribution Share (as defined below) of such Excess Payment. The payment obligations of any Guarantor under this Section 2(f) shall be subordinate and subject in right of payment to the prior payment in full to the Guaranteed Parties, and none of the Guarantors shall exercise any right or remedy under this Section 2(f) against any other Guarantor until payment and satisfaction in full of all of the Obligations and termination of the Aggregate Commitments. For purposes of this Section 2(f), (a) “Guaranteed Obligations” shall mean any obligations arising under the other provisions of this Section 2; (b) “Excess Payment” shall mean the amount paid by any Guarantor in excess of its Pro Rata Share of any Guaranteed Obligations; (c) “Pro Rata Share” shall mean, for any Guarantor in respect of any payment of Guaranteed Obligations, the ratio (expressed as a percentage) as of the date of such payment of Guaranteed Obligations of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of all of the Credit Parties exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Credit Parties hereunder) of the Credit Parties; provided, however, that, for purposes of calculating the Pro Rata Shares of the Guarantors in respect of any payment of Guaranteed Obligations, any Guarantor that became a Guarantor subsequent to the date of any such payment shall be deemed to have been a Guarantor on the date of such payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such payment; and (d) “Contribution Share” shall mean, for any Guarantor in respect of any Excess Payment made by any other Guarantor, the ratio (expressed as a percentage) as of the date of such Excess Payment of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of the Credit Parties other than the maker of such Excess Payment exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Credit Parties) of the Credit Parties other than the maker of such Excess Payment; provided, however, that, for purposes of calculating the Contribution Shares of the Guarantors in respect of any Excess Payment, any Guarantor that became a Guarantor subsequent to the date of any such Excess Payment shall be deemed to have been a Guarantor on the date of such Excess Payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such Excess Payment. This Section 2(f) shall not be deemed to affect any right of subrogation, indemnity, reimbursement or contribution that any Guarantor may have under applicable law against the Borrowers in respect of any payment of Guaranteed Obligations. Notwithstanding the foregoing, all rights of contribution against any Guarantor shall terminate from and after such time, if ever, that such Guarantor shall be relieved of its obligations pursuant to Section 8.4 of the Credit Agreement.

(g) Guarantee of Payment; Continuing Guarantee. The guarantee in this Section 2 is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Obligations whenever arising.

(h) Keepwell. Each Credit Party that is a Qualified ECP Guarantor at the time this Section 2 by any Specified Credit Party becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Credit Party with respect to such Swap Obligation as may be needed by such Specified Credit Party from time to time to honor all of its obligations under the Credit Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Section 2 voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section 2(h) shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full. Each Credit Party intends this Section 2(h) to constitute, and this Section 2(h) shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Credit Party for all purposes of the Commodity Exchange Act.

3. Application of Proceeds. Upon the acceleration of the Obligations pursuant to Section 9.2 of the Credit Agreement, any payments in respect of the Obligations, when received by any Agent or any holder of the Obligations, will be applied in reduction of the Obligations in the order set forth in Section 3.15(b) of the Credit Agreement.

4. Continuing Agreement. This Agreement shall remain in full force and effect until such time as the Obligations have been paid in full and the Commitments have expired or been terminated, at which time this Agreement shall be automatically terminated and the Agents shall, upon the request and at the expense of the Guarantors, execute and deliver all documents reasonably requested by the Guarantors evidencing such termination.

5. Amendments; Waivers; Modifications, etc. This Agreement and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated except as set forth in Section 11.6 of the Credit Agreement.

6. Successors in Interest. This Agreement shall be binding upon each Guarantor, its successors and assigns and shall inure, together with the rights and remedies of the Agents and the holders of the Obligations hereunder, to the benefit of the Agents and the holders of the Obligations and their successors and permitted assigns.

7. Notices. All notices required or permitted to be given under this Agreement shall be in conformance with Section 11.1 of the Credit Agreement.

8. Representations and Warranties; Covenants. Each Guarantor hereby represents and warrants that each representation and warranty applicable to it contained in the Credit Agreement shall be true and correct in all material respects (or in all respects, if such representation and warranty is already qualified by materiality or reference to Material Adverse Effect), each of which is incorporated herein by reference as if fully set forth herein. So long as any Bank shall have any Commitment under the Credit Agreement, any Loan or other Obligation (other than contingent indemnification obligations as to which no claim has been asserted and obligations and liabilities under Secured Treasury Management Agreements, Secured Swap Agreements and Secured Bilateral Letters of Credit as to which arrangements satisfactory to the applicable Treasury Management Bank, Swap Bank and Bilateral Letter of Credit Bank shall have been made) shall remain unpaid or unsatisfied, or any Letter of Credit (other than Letters of Credit, the LOC Obligations for which have been Cash Collateralized) shall remain outstanding, each Guarantor covenants and agrees that it will perform and observe, and cause each of its Subsidiaries to perform and observe, all of the terms, covenants and agreements set forth in the Credit Documents (including Sections 7 and 8 of the Credit Agreement) that are required to be performed or observed by such Guarantor or such Subsidiary, each of which is incorporated herein by reference as if fully set forth herein.

9. Appointment of the Parent as Legal Representative for Guarantors. Each of the Guarantors hereby appoints the Parent to act as its exclusive legal representative for all purposes under this Agreement and the other Credit Documents (in such capacity, the “Borrower Representative”). Each of the Guarantors acknowledges and agrees that (a) the Borrower Representative may execute such documents on behalf of all the Guarantors as the Borrower Representative deems appropriate in its reasonable discretion and each Guarantor shall be bound by and obligated by all of the terms of any such document executed by the Borrower Representative on its behalf, (b) any notice or other communication delivered by any Agent or any Bank hereunder or under any other Credit Document to the Borrower Representative shall be deemed to have been delivered to each of the Guarantors and (c) each of the Agents and each of the Banks shall accept (and shall be permitted to rely on) any document or agreement executed by the Borrower Representative on behalf of the Guarantors (or any of them). The Guarantors must act through the Borrower Representative for all purposes under this Agreement and the other Credit Documents. Notwithstanding anything contained herein to the contrary, to the extent any provision in this Agreement requires any Guarantor to interact in any manner with the Agents or the Banks, such Guarantor shall do so through the Borrower Representative.

10. Acknowledgement. Each Guarantor hereby acknowledges that it has received a copy of the Credit Agreement, has reviewed and understands same and agrees to comply with all of its obligations set forth therein, each of which is incorporated by reference as if fully set forth herein. Each Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from any Borrower and any other Credit Party such information concerning the financial condition, business and operations of any such Borrower and any such other Credit Party as such Guarantor requires, and that no holder of the Obligations has no duty, and that such Guarantor is not relying on any such holder of the Obligations at any time, to disclose to such Guarantor any information relating to the business, operations or financial condition of any Borrower or any other Credit Party.

11. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. Delivery of an executed counterpart of this Agreement by fax transmission or email transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

12. Headings. The headings of the sections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

13. Expenses; Indemnity; Damage Waiver; Governing Law; Submission to Jurisdiction; Venue; WAIVER OF JURY TRIAL. The terms of Sections 11.5 and 11.10 of the Credit Agreement are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

14. Severability. If any provision of this Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

15. Entirety. This Agreement, the other Credit Documents and the other documents relating to the Obligations represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents, any other documents relating to the Obligations, or the transactions contemplated herein and therein.

16. Joinder. At any time after the date of this Agreement, one or more additional Persons may become party hereto by executing and delivering to the Agents a Joinder Agreement. Immediately upon such execution and delivery of such Joinder Agreement (and without any further action), each such additional Person will become a party to this Agreement as a “Guarantor” and have all of the rights and obligations of a Guarantor hereunder and this Agreement.

17. Rights of Required Banks. All rights of any Agent hereunder, if not exercised by the Applicable Agent, may be exercised by the Required Banks.

18. Existing Guaranty. All indebtedness, obligations, and liabilities created by the Existing Guaranty shall continue unimpaired and in full force and effect, as restated in this Agreement. This Agreement does not constitute a novation of the obligations and liabilities existing under the Existing Guaranty, and this Agreement evidences the obligations of the Guarantors under the Existing Guaranty as continued and restated hereby.

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Each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

GUARANTORS:	OWENS & MINOR DISTRIBUTION, INC., a Virginia corporation

By: /s/ Nicholas J. Pace
	Name:	Nicholas J. Pace
	Title:	Executive Vice President, General Counsel and Corporate Secretary

OWENS & MINOR MEDICAL, INC., a Virginia corporation

By: /s/ Nicholas J. Pace
	Name:	Nicholas J. Pace
	Title:	Executive Vice President, General Counsel and Corporate Secretary

BARISTA ACQUISITION I, LLC, a Virginia limited liability company

By: /s/ Nicholas J. Pace
	Name:	Nicholas J. Pace
	Title:	Executive Vice President, General Counsel and Corporate Secretary

BARISTA ACQUISITION II, LLC, a Virginia limited liability company

By: /s/ Nicholas J. Pace
	Name:	Nicholas J. Pace
	Title:	Executive Vice President, General Counsel and Corporate Secretary

O&M HALYARD, INC., a Virginia corporation

By: /s/ Nicholas J. Pace
	Name:	Nicholas J. Pace
	Title:	Executive Vice President, General Counsel and Corporate Secretary

OWENS & MINOR, INC., a Virginia corporation

By: /s/ Nicholas J. Pace
Name:	Nicholas J. Pace
Title:	Executive Vice President, General Counsel and Corporate Secretary

O&M BYRAM HOLDINGS, GP, a Delaware general partnership

By:
BARISTA ACQUISITION I, LLC, its Partner

By: /s/ Nicholas J. Pace
	Name:	Nicholas J. Pace
	Title:	Executive Vice President, General Counsel and Corporate Secretary

BARISTA ACQUISITION II, LLC, its Partner

By: /s/ Nicholas J. Pace
	Name:	Nicholas J. Pace
	Title:	Executive Vice President, General Counsel and Corporate Secretary

BYRAM HOLDINGS I, INC., a New Jersey corporation

By: /s/ Perry A. Bernocchi
Name:	Perry A. Bernocchi
Title:	President

BYRAM HEALTHCARE CENTERS, INC., a New Jersey corporation

By: /s/ Perry A. Bernocchi
Name:	Perry A. Bernocchi
Title:	Chief Executive Officer

OWENS & MINOR INTERNATIONAL LOGISTICS, INC., a Virginia corporation

By: /s/ Nicholas J. Pace
Name:	Nicholas J. Pace
Title:	Executive Vice President, General Counsel and Corporate Secretary

Accepted and agreed to as of the date first above written.

BANK OF AMERICA, N.A.,

as Administrative Agent and Term B Facility Agent

By:/s/ Mary Lawrence

Name: Mary Lawrence

Title: AVP; Agency Management Officer